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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 2-96329, 33-29872, 33-49836, 33-54777, 33-57267, 333-02835, 333-14929, 333-80127 and 33-61134), (Form S-3 Nos. 33-25036, 33-44395, 33-54775 and 333-64248) and (Form S-4 Nos. 333-22497, 333-22497-01 and 333-24379) of Bank of Hawaii Corporation and subsidiaries of our report dated January 26, 2004 with respect to the consolidated financial statements of Bank of Hawaii Corporation and subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Honolulu, Hawaii
February 27, 2004

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CONSENT OF INDEPENDENT AUDITORS